Exhibit 10.7

SERVICE AGREEMENT

THIS SERVICES AGREEMENT (the “Agreement”), dated as of this 19th day of February, 2016, is by and between KinerjaPay Corp., organized under the laws of the State of Delaware (the "Company"), and a wholly-owned subsidiary being newly organized under the laws of Indonesia and to be named PT. KinerjaPay Indonesia (the "Subsidiary"), on the one hand, and PT. Kinerja Indonesia, organized under the laws of Indonesia (the "Service Company"), on the other hand. The Company, the Subsidiary and the Service Company are sometimes referred to individually, as a "Party" and collectively, as the "Parties."

WHEREAS, on December 1, 2015, the Company entered into a license agreement (the "License Agreement") with the Service Company for an exclusive, world-wide license (the "License") to use and commercially exploit certain technology and intellectual property (the "KinerjaPay IP") and its website, KinerjaPay.com; and

WHEREAS, in connection with the License Agreement, the Company agreed to implement a reverse split of the Company's issued and outstanding shares of common stock, par value $0.0001 (the "Shares") on a one-for-thirty (1:30) basis (the "Reverse Split"); and

WHEREAS, in furtherance of the Company's plan to commercially exploit the License, the Company is in the process of organizing the Subsidiary under the laws of Indonesia and collectively, the Company and the Subsidiary to be formed, desire to engage the Service Company to provide services to the Company and the Subsidiary pursuant to the terms and conditions of this Agreement; and

WHEREAS, the Service Company agrees to its engagement and to provide the services as set forth in Section 1 below upon the terms and conditions and consideration herein set forth.

NOW THEREFORE, the Company, Subsidiary and the Service Company agree as follows:

Section 1. The Services:
(a) The Service Company shall provide the Company and the Subsidiary with the following services during a term of three (3) years from the date first set forth above (the "Services"), for which the Subsidiary shall pay the Service Company the costs based upon the schedule set forth in Appendix A attached hereto:
(i) General Business Services: which shall include personnel, office facilities and equipment, utilities, and related overhead and operational expenses and shall be provided under the direction and control of a designated project manager; and
(ii) Technical Services: which shall include, but not be limited to, Web Hosting, Web Maintenance, Web Updates and System Upgrades, from time-to-time, which Technical Services will be fulfilled by a minimum of five (5) experienced computer engineers / programmers, one (1) algorithm specialist and two (2) trained technical engineers who shall maintain the servers provided by the Service Company and support the Subsidiary's full time operations. In addition, the Service Company, in support of the Technical Services, shall guarantee ninety-nine point nine-nine (99.99%) percent uptime of the Company's domains and applications, and provide all requisite support for the traffic to the Company's domains with unlimited bandwidth and scalable uplink whenever the traffic to the domains increases, from time-to-time; and
(iii) R&D Services: which shall include, but not be limited to, the development of new features, products, or services related to the KinerjaPay IP and KinerjaPay.com. In connection with the R&D Services, the Parties acknowledge that all new KinerjaPay IP that is developed or for which enhancements are created for KinerjaPay IP already in existence at the date of this Agreement ("Additional IP") shall belong exclusively to the Company and its Subsidiary. The Parties further agree that in each instance, they will, in "good faith," negotiate and execute separate, supplemental addendums to this Agreement to address the Services to be provided by the Service Company with respect to the Additional IP.
(b) The Subsidiary shall responsible for the following:
(i) Sales and Marketing: PT. KinerjaPay Indonesia shall cover and be directly responsible for all sales and marketing activities and expenses associated with the commercial exploitation of the License for the KinerjaPay IP; and
(ii) Billing and Collections: PT. KinerjaPay Indonesia shall be responsible for all billing and collections and book all revenues generated by and from commercial exploitation of the License; and
(iii) Advertising and Sales Reps: PT. KinerjaPay Indonesia shall at all times maintain a staff of at least three (3) sales reps;
(iv) Office and Administration: PT. KinerjaPay Indonesia shall retain at least one (1) person to provide office/administrative/accounting services to fulfill the duty of Subsidiary in Section 1B(ii) above.

Section 2. The Consideration/Reimbursement: In consideration for the Services to be provided by the Service Company, the Company and/or Subsidiary, as the case may be, shall pay or compensate the Service Company as follows:
(i) The Company shall issue to the Service Company 1,333,333 restricted, post Reverse Split Shares, which Reverse Split Shares shall not be deemed fully-paid and non-assessable until eighteen (18) months from the date first set forth above; and
(ii) The Subsidiary, on a quarterly basis, shall pay the Service Company for the services, facilities and personnel provided by the Service Company be at the rate set forth in Appendix A attached hereto; and
(iii) The Subsidiary, on a quarterly basis, shall pay the Service Company royalties equal to one (1%) percent of the net revenues generated from the commercial exploitation of the License; and
(iv) The Service Company shall be paid a one-time set-up fee of $55,000 within three (3) business days of the execution of this Agreement.

Section 3. Miscellaneous:
(a) Entire Agreement: This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.
(b) Amendment: This Agreement may not be amended or modified in any respect, except by the mutual written agreement of the parties hereto.
(c) Waivers and Remedies: The waiver by any of the parties hereto of any other party’s prompt and complete performance, or breach or violation, of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any of the parties hereto to exercise any right or remedy which it may possess hereunder shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.
(d) Severability: The invalidity of any one or more of the words, phrases, sentences, clause, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall be declared invalid by a court of competent jurisdiction, this Agreement shall be construed ads of such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections, or subsection of subsections had not been inserted.
(e) Descriptive Headings: The descriptive headings contained herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.
(f) Counterparts: This Agreement may be executed in any number of counterparts and by the separate parties hereto in separate counterparts, each of which shall be deemed to be one and the same instrument.
(g) Notices: All notices required to be given under this Agreement shall be in writing, sent certified mail, return receipt requested, postage prepaid, or by email, to the following addresses:
If to the Company and/or the Subsidiary, then to:

KinerjaPay Corp.
Attn: Edwin Witarsa Ng, Chairman
Jl. Multatuli, No.8A
Medan, Indonesia 20151
Email: edwinng2@gmail.com

If to the Services Company, then to:
PT. Kinerja Indonesia
Attn: Henful Pang, CEO
Jl. Sutomo Ujung, No.3A/45
Medan, Indonesia 20235
Email: handfull.yap@gmail.com

(h) Successors and Assigns: This Agreement shall be binding upon and shall inure to the benefits of the Parties hereto and its respective successors and assigns.
(i) Applicable Law: This Agreement shall be governed by and shall be construed, interpreted and enforced in accordance with the laws of the Indonesia. Any dispute arising under this Agreement shall be settled by binding arbitration according to the Rules Of Arbitral Procedure of the Indonesia National Board of Arbitration, to be held in Medan, Indonesia or such other venue within Indonesia as the BANI Arbitration Center shall reasonably determine.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

KINERJAPAY CORP. PT.                      KINERJAPAY INDONESIA (under organization)

/s/: Sergei Rogov                                     /s/: Edwin W. Ng
Sergei Rogov, CEO                                 Edwin Witarsa Ng, Chairman

PT. KINERJA INDONESIA

/s/: Henful Pang
Henful Pang, Director

APPENDIX A

SERVICE AGREEMENT SCHEDULE

The table below sets forth the agreed-upon costs in US (US$) Dollars of the personnel and services to be provided by PT. Kinerja Indonesia to PT. KinerjaPay Indonesia in relation to maintaining the License for the KinerjaPay domain in Indonesia.

POSITIONS/TITLES/EXPENSES	MONTHLY RATE
CATEGORY A – General Business Services
Project Manager		$2,000
Team Member		$300
Office Rental/Utilities		$2,500
Authmobile Rental		$500

CATEGORY B – Technical Services
Web Hositng Package		$2,000
Web Maintenance, Updates and Upgrades		$2,000
Computer Engineer/Programer		$800
Algorithm Specialist		$1,000
Network Engineer		$1,000

CATEGORY C – R&D Services
Feature Development		$2,000
Product Development		$2,000